                                                                  EXHIBIT 10.121


                   [LOGO OF WOOD ROBERTS, LLC. APPEARS HERE]




                               WOOD ROBERTS, LLC.
                               Investment Banking

                          Louisiana Place, Suite 3150
                             1201 Louisiana Street
                           Houston, Texas, U.S.A. 77002

Tel: + 1-713-751-9300  E-mail: woodrob@usa.pipeline.com   Fax: + 1-713-751-9400



July 22, 1996

Mr. Jeffrey T. Wilson
President
Latex Resources, Inc.
4200 East Skelly Drive, Suite 1000
P.O. Box 702373
Tulsa, Oklahoma 74170

        Re:  Potential Merger with Alliance Resources. Inc.
        ---------------------------------------------------

Dear Jeff,

Wood Roberts, LLC. ("Wood Roberts") has introduced Latex Resources, Inc. ("Latex") to Alliance Resources, Inc. ("Alliance") as a potential merger partner and has advised and continues to advise Latex upon the terms and structure of the merger.

Wood Roberts and Latex have entered into a letter agreement referenced "Re:
Potential Mergers with Alliance Resources and Great Western Resources" and dated April 23, 1996 (the "Initial Agreement"), which contains the terms of compensation payable by Latex in relation to any such merger.

This letter agreement (the "Agreement") supersedes and replaces the Initial Agreement and is a binding and non-negotiable document with regard to the subject matters contained herein.

The Agreement shall be disclosed by Latex to Alliance and shall be made part of the closing documentation of the Merger (as hereinafter defined) and Latex shall cause the Agreement to be ratified by Alliance and all fees specified herein to be paid by the surviving entity of the Merger at closing.

Upon the closing of an agreement of merger or any other similar relationship or combination by and between Latex and Alliance or any subsidiary or associated companies or entities thereof (a "Merger"), Latex shall pay to Wood Roberts a fee of US$240,000 (two hundred and forty thousand dollars). Such fee shall be paid at the closing of the Merger and shall be paid by check or by wire transfer for value immediately upon presentation or receipt.



 Reference 4.29 (ix)  Contacts: Brokerge or Finder's Agreements

                   [LOGO OF WOOD ROBERTS, LLC. APPEARS HERE]



July 22, 1996
Mr. Jeffrey T. Wilson
Page 2



Latex shall reimburse Wood Roberts' travel and lodging and other expenses, as pre-approved by Latex and as related directly to the aforementioned transaction.

Wood Roberts undertakes to keep confidential any documents, data and other information received by it from Latex.

If the above is in accordance with your understanding please signfy your acceptance by signing and dating one copy of this document in the spaces provided below and returning it to Wood Roberts at the letterhead address.

Very truly yours,


/s/ John L. Ogden

John L. Ogden
Managing Director


ACCEPTED:
Latex Resources, Inc.




By: /s/ Jeffrey T. Wilson                            7/25/96
   -------------------------------------        --------------------
    Jeffrey T. Wilson, President                    Date





 Reference 4.29 (ix)  Contacts: Brokerage or Finder's Agreements  Page 2 of 10